UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
November 8, 2007
United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149

(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

55 Glenlake Parkway, N.E. Atlanta, Georgia (Address of principal executive offices)	30328 (Zip Code)
Registrant’s telephone number, including area code: (404) 828-6000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
On November 8, 2007, the Board of Directors of United Parcel Service, Inc. (the “Company”) elected Rudy Markham, the former chief financial officer for Unilever N.V., to serve as a Director. Mr. Markham was appointed to serve on the Audit Committee. He will stand for election at the annual meeting of shareowners in May 2008.
Mr. Markham, 61, recently retired after a 39-year career with Unilever, serving in roles of increasing responsibility with the company. He joined the board of directors of Unilever in 1998 and was appointed chief financial officer in August 2000. In May 2007, he retired from Unilever’s board and in October 2007 he retired from his position as chief financial officer.
Mr. Markham’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 19, 2007. Other than the standard compensation arrangements, there are no arrangements or understandings between Mr. Markham and any other person pursuant to which he was appointed as a director. Mr. Markham is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.
Date: November 13, 2007	By:	/s/ D. Scott Davis
		Name:	D. Scott Davis
		Title:	Vice Chairman and Chief Financial Officer

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